                                                                    EXHIBIT 2.7


                         REAL ESTATE MATTERS AGREEMENT


                                    between

                               EATON CORPORATION


                                      and


                           AXCELIS TECHNOLOGIES, INC.

                                     dated

                                 June 30, 2000

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
ARTICLE I  PROPERTY.............................................................................1

     SECTION 1.1           LEASED PROPERTY......................................................1
     SECTION 1.2           SHARED PROPERTY......................................................1
     SECTION 1.3           OBTAINING THE CONSENTS TO ASSIGNMENT.................................2
     SECTION 1.4           OCCUPATION BY AXCELIS................................................3
     SECTION 1.5           OBLIGATION TO COMPLETE...............................................4
     SECTION 1.6           FORM OF TRANSFER.....................................................4
     SECTION 1.7           CASUALTY; LEASE TERMINATION..........................................4
     SECTION 1.8           TENANT'S FIXTURES AND FITTINGS.......................................5
     SECTION 1.9           COSTS................................................................5
     SECTION 1.10          FEE PROPERTY.........................................................5

ARTICLE II  MISCELLANEOUS.......................................................................5

     SECTION 2.1           LIMITATION OF LIABILITY..............................................5
     SECTION 2.2           GOVERNING LAW........................................................5
     SECTION 2.3           TERMINATION..........................................................6
     SECTION 2.4           NOTICES..............................................................6
     SECTION 2.5           COUNTERPARTS.........................................................6
     SECTION 2.6           BINDING EFFECT; ASSIGNMENT...........................................6
     SECTION 2.7           SEVERABILITY.........................................................7
     SECTION 2.8           FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE................7
     SECTION 2.9           ENTIRE AGREEMENT; AMENDMENT..........................................7
     SECTION 2.10          AUTHORITY............................................................7
     SECTION 2.11          INTERPRETATION.......................................................8

ARTICLE III  DEFINITIONS........................................................................8

                         REAL ESTATE MATTERS AGREEMENT

         This Real Estate Matters Agreement (this "AGREEMENT") is made and entered into on June 30, 2000 by and between Eaton Corporation, an Ohio corporation ("EATON"), and Axcelis Technologies, Inc., a Delaware corporation ("AXCELIS"), to be effective on the Separation Date as defined in the Separation Agreement (as defined below). Capitalized terms used herein and not otherwise defined in Article III or elsewhere herein shall have the meanings ascribed to such terms in the Separation Agreement.

                                    RECITALS

         WHEREAS, Eaton has transferred or will transfer to Axcelis effective as of the Separation Date, substantially all of the business and assets of the Axcelis Business owned by Eaton in accordance with the Master Separation and Distribution Agreement dated as of June 30, 2000 between Eaton and Axcelis (the "SEPARATION AGREEMENT"), and

         WHEREAS, the parties desire to set forth certain agreements regarding real estate matters.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, Eaton and Axcelis, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                    PROPERTY

         SECTION 1.1  LEASED PROPERTY

         Eaton shall assign or cause its applicable Subsidiary to assign, and Axcelis shall accept and assume, or cause its applicable Subsidiary to accept and assume, Eaton's or its Subsidiary's interest in the Leased Properties (as hereinafter defined), subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such assignment shall be completed on the Separation Date, except as provided otherwise in this Agreement.

         SECTION 1.2  SHARED PROPERTY

         Eaton shall grant or cause its applicable Subsidiary to grant to Axcelis or its applicable Subsidiary a license to occupy those parts of the facility located in 3 Tai Seng Drive, #03-00 Marconi Building, Singapore 535216 (the "SHARED PROPERTY") and Axcelis shall accept or cause its applicable Subsidiary to accept the same, as provided in a license agreement to be entered into by the relevant parties prior to or on the Separation Date and subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such license shall be effective on the Separation Date.

         SECTION 1.3  OBTAINING THE CONSENTS TO ASSIGNMENT

         (a) Eaton confirms that, with respect to each Leased Property, an application has been made or will be made by the Separation Date to the Landlord for a Consent to Assignment, if required, and a Release.

         (b) Eaton will use its reasonable commercial efforts to obtain the Consent to Assignment as to each Relevant Leased Property, but Eaton shall not be required to commence judicial proceedings for a declaration that a Consent to Assignment has been unreasonably withheld or delayed, nor shall Eaton be required to pay any consideration in excess of that required by the Relevant Lease. Axcelis shall cooperate as reasonably requested by Eaton to obtain the Consents to Assignment and the Releases. Axcelis and Eaton will promptly satisfy or cause their applicable Subsidiaries to satisfy the lawful requirements of the Landlord.

         (c) Axcelis will take or cause its applicable Subsidiary to take all steps to assist Eaton in obtaining the Consent to Assignment, if required, and the Release as to each Leased Property, including, without limitation:

                  (i) if properly required by the Landlord, entering into an agreement with the relevant Landlord to observe and perform the tenant's obligations contained in the Relevant Lease throughout the remainder of the term of the Relevant Lease, subject to any statutory limitations of such liability;

                  (ii) if properly required by the Landlord, providing a guarantee, surety or other security (including, without limitation, a security deposit) for the obligations of Axcelis or its applicable Subsidiary as tenant under the Relevant Lease, and otherwise taking all steps which are reasonably necessary and which Axcelis or its applicable Subsidiary is reasonably capable of doing to meet the lawful requirements of the Landlord so as to ensure that the Lease Consents to Assignment are obtained; and

                  (iii) using all reasonable commercial efforts to assist Eaton in obtaining the Release from the Landlord, and, if required, offering the same or equivalent security (including, without limitation, a security deposit) to the Landlord as that formerly provided by Eaton in order to obtain the Release.

Notwithstanding the foregoing, (1) except with respect to guarantees, sureties or other security referenced in Section 1.3(c)(iii) above, Axcelis shall not be required to obtain a release of any obligation entered into by Eaton or its Subsidiary with any Landlord or other third party with respect to any Property and (2) Axcelis shall not communicate directly or permit its applicable Subsidiary to communicate directly with any of the Landlords unless so requested by Eaton or unless Axcelis can show Eaton reasonable grounds for doing so.

         (d) If, with respect to any Leased Properties, Eaton and Axcelis are unable to obtain a Release from the Landlord or if any Release is found to be ineffective, Axcelis shall indemnify, defend, protect and hold harmless Eaton and its Subsidiary from and after the Separation Date against any and all losses, costs, claims, damages, or liabilities incurred by Eaton or its Subsidiary in regard to the Leased Property.

         SECTION 1.4  OCCUPATION BY AXCELIS

         (a) Subject to compliance with Section 1.4(b) below, in the event that the Actual Completion Date for any Leased Property does not occur prior to or on the Separation Date, Axcelis or its applicable Subsidiary shall, commencing on the Separation Date, be entitled to occupy the relevant Property as a licensee upon the terms and conditions contained in Eaton's Lease. Such license shall not be revocable prior to the Actual Completion Date unless an enforcement action or forfeiture by the relevant Landlord due to Axcelis' or its applicable Subsidiary's occupation of the Property constituting a breach of Eaton's Lease (a "LANDLORD ACTION") cannot, in the reasonable opinion of Eaton, be avoided other than by requiring Axcelis or its applicable Subsidiary to immediately vacate the relevant Property, in which case Eaton may by notice to Axcelis immediately require Axcelis or its applicable Subsidiary to vacate the relevant Property. Axcelis will be responsible for all costs, expenses and liabilities incurred by Eaton or its applicable Subsidiary as a consequence of such occupation; provided that Eaton may consent to Axcelis' continuing occupancy of the relevant Property notwithstanding a threatened or pending Landlord Action, in which event Axcelis shall be obligated as provided in Section 1.4(b) hereof and shall indemnify, defend, protect and hold harmless Eaton and its applicable Subsidiary from and against any and all losses, costs, claims, damages and liabilities arising in connection with any Landlord Action. Neither Axcelis nor its applicable Subsidiary shall be entitled to make any claim or demand against, or obtain reimbursement from, Eaton or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Axcelis or its applicable Subsidiary as a consequence of being obliged to vacate the Property or in obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Axcelis or its applicable Subsidiary.

         (b) In the event that the Actual Completion Date for any Leased Property does not occur by the Separation Date, whether or not Axcelis or its applicable Subsidiary occupies a Property as licensee as provided in Section 1.4(a) above, Axcelis shall, effective as of the Separation Date, (i) pay or cause its applicable Subsidiary to pay Eaton all rents, service charges, insurance premiums and other sums payable by Eaton or its applicable Subsidiary under any Relevant Lease, (ii) observe or cause its applicable Subsidiary to observe the tenant's covenants, obligations and conditions contained in Eaton's Lease and (iii) indemnify, defend, protect and hold harmless Eaton and its applicable Subsidiary from and against all losses, costs, claims, damages and liabilities arising on account of any breach thereof by Axcelis or its applicable Subsidiary.

         (c) Eaton shall supply promptly to Axcelis copies of all invoices, demands, notices and other communications received by Eaton or its applicable Subsidiaries or agents in connection with any of the matters for which Axcelis or its applicable Subsidiaries may be liable to make any payment or perform any obligation pursuant to Section 1.4 (a) or (b), and shall, at Axcelis' cost, take any steps and pass on any objections which Axcelis or its applicable Subsidiaries may have in connection with any such matters. Axcelis shall promptly supply to Eaton any notices, demands, invoices and other communications received by Axcelis or its applicable Subsidiaries or agents from any Landlord while Axcelis or any of its applicable Subsidiaries occupies any Property without the relevant Consent to Assignment.



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

         SECTION 1.5  OBLIGATION TO COMPLETE

         (a) If, with respect to any Relevant Leased Property, at any time the relevant Consent to Assignment is formally and unconditionally refused in writing, Eaton shall use its reasonable commercial efforts to obtain the relevant Landlord's Consent to Sublease all of the Relevant Leased Property to Axcelis or its applicable Subsidiary for the remainder of Eaton's Lease term less three (3) days at a rent equal to the rent from time to time under Eaton's Lease, but otherwise on substantially the same terms and conditions as Eaton's Lease. Until such time as the relevant Consent to Sublease is obtained and a sublease is completed, the provisions of Section 1.4 will apply. On the grant of the Consent to Sublease required to sublease the Relevant Leased Property, Eaton shall sublease or cause its applicable Subsidiary to sublease to Axcelis or its applicable Subsidiary the Relevant Leased Property which sublease shall be for the remainder of Eaton's lease term less three (3) days at the rent set forth in Eaton's Lease and otherwise on the terms of Eaton's Lease, and Axcelis or its applicable Subsidiary will indemnify, defend, protect and hold harmless Eaton or its applicable Subsidiary from any and all losses, costs, claims, damages and liabilities arising under the Relevant Lease, including without limitation, relating to the condition of the relevant Property at the termination of the Relevant Lease term.

         (b) If the Consent to Sublease is formally and unconditionally refused in writing, Eaton may elect by written notice to Axcelis to require Axcelis or its applicable Subsidiary to vacate the Relevant Leased Property immediately or by such other date as may be specified in the notice served by Eaton (the "NOTICE DATE"), in which case Axcelis shall vacate or cause its applicable Subsidiary to vacate the Relevant Leased Property on the Notice Date but shall indemnify Eaton and its applicable Subsidiary from and against any and all costs, claims, losses, liabilities and damages arising from the Relevant Leased Property. Neither Axcelis nor its applicable Subsidiary shall be entitled to make any claim or demand against or obtain reimbursement from Eaton or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Axcelis or its applicable Subsidiary as a consequence of being obliged to vacate the Relevant Leased Property or obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Axcelis or its applicable Subsidiary. Alternatively, Eaton may consent to the continued occupancy of the Relevant Leased Property without the Landlord's consent, in which event Axcelis shall be obligated as provided in
Section 1.4(b) hereof and shall indemnify, defend, protect and hold harmless Eaton and its applicable Subsidiary from and against any and all losses, costs, claims, damages and liabilities arising in connection with any Landlord Action.

         SECTION 1.6  FORM OF TRANSFER

         The assignment to Axcelis or its applicable Subsidiary of each relevant Leased Property shall be in substantially the form attached as Schedule 2. Eaton may amend such form with respect to a particular Property to the extent deemed reasonably necessary by Eaton.

         SECTION 1.7  CASUALTY; LEASE TERMINATION

         The parties hereto shall grant and accept assignments, subleases or licenses of the Properties as described in this Agreement, regardless of any casualty, damage or other change in the condition of the Properties. In addition, subject the obligations of the parties in Section 5.6 of the Separation Agreement, in the event that Eaton's Lease with respect to a Leased Property or the Shared Property is terminated prior to the Separation Date, (a) Eaton or its applicable Subsidiary shall not be required to assign, sublease or license such Property, (b) Axcelis or its applicable Subsidiary shall not be required to accept an assignment, sublease or license of such Property and (c) neither party shall have any further liability with respect to such Property hereunder.

         SECTION 1.8  TENANT'S FIXTURES AND FITTINGS

         The provisions of the Separation Agreement and the other Ancillary Agreements shall apply to any trade fixtures and personal property located at each Property.

         SECTION 1.9  COSTS

         Eaton shall pay all reasonable costs and expenses incurred in connection with obtaining the Consents to Assignments and Consents to Sublease, including, without limitation, Landlord's consent fees if specifically required by the provisions of a Lease and attorneys' fees and any costs and expenses relating to re-negotiation of Eaton's Leases.

         SECTION 1.10  FEE PROPERTY

         Eaton shall take, at its sole cost and expense, all actions required in order to confirm legal title to the Fee Properties in Axcelis effective on the Separation Date, including without limitation the payment of any realty transfer taxes applicable to the recording of any confirmatory deeds in the relevant local recording offices.


                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 2.1  LIMITATION OF LIABILITY.

         IN NO EVENT SHALL ANY MEMBER OF THE EATON GROUP OR THE AXCELIS TECHNOLOGIES GROUP BE LIABLE TO ANY OTHER MEMBER OF THE EATON GROUP OR THE AXCELIS TECHNOLOGIES GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

         SECTION 2.2  GOVERNING LAW.



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


         This Agreement shall be construed in accordance with, and all Disputes hereunder shall be governed by, the local laws of the State of Ohio, excluding its conflict of law rules. The United States District Court for the Northern District of Ohio shall have jurisdiction and venue over, and shall be the sole court used by the parties to initiate resolution of, all Disputes between the parties. Notwithstanding the foregoing, the applicable Property transfers shall be performed in accordance with the laws of the state in which the applicable Property is located.

         SECTION 2.3  TERMINATION.

         Section 6.3 of the Separation Agreement is incorporated herein by reference.

         SECTION 2.4  NOTICES.

         Notices, offers, instructions, consents, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

                  if to Eaton:

                                    Office of the Secretary
                                    Eaton Corporation
                                    Eaton Center
                                    1111 Superior Avenue
                                    Cleveland, Ohio 44114
                                    Fax:  (216) 479-7103

                  if to Axcelis:

                                    Office of the Secretary
                                    Axcelis Technologies, Inc.
                                    55 Cherry Hill Drive
                                    Beverly, Massachusetts  01915
                                    Fax:  (978) 232-4221

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

         SECTION 2.5  COUNTERPARTS.

         This Agreement, including the Schedules hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         SECTION 2.6  BINDING EFFECT; ASSIGNMENT.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Eaton Group and each member of the Axcelis Technologies Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void. No permitted assignment of any rights or obligations hereunder, in whole or in part, by operation of law or otherwise, will release the assigning party as the obligor, jointly and severally with the assignee, from any of its obligations hereunder.

         SECTION 2.7  SEVERABILITY.

         If any term or other provision of this Agreement or the Schedules attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

         SECTION 2.8  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES
CUMULATIVE.

         Any provision of this Agreement or any breach thereof may only be waived if done specifically and in writing by the party which is entitled to the benefits thereof. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 2.9  ENTIRE AGREEMENT; AMENDMENT.

         This Agreement, including all Schedules hereto and the documents required for the Separation Closing, constitutes the sole and entire understanding of the parties with respect to the matters contemplated hereby and supersedes and renders null and void all prior negotiations, representations, agreements and understandings (oral and written) between the parties with respect to such matters. No change or amendment will be made to this Agreement or the Schedules attached hereto except by an instrument in writing signed on behalf of each of the parties.

         SECTION 2.10  AUTHORITY.

         Each of the parties hereto represents to the other that (a) it has the corporate power and authority to execute, deliver and perform this Agreement,
(b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         SECTION 2.11  INTERPRETATION.

         The headings contained in this Agreement or in any Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent and agreement, and no rule of strict construction or canons or aids in interpretation will be applied against either party.


                                   ARTICLE III

                                   DEFINITIONS

         The following terms, as used herein, shall have the following meanings:

"Actual Completion Date" means, with respect to each of the Leased Properties, the date upon which completion of the assignment, lease, license or sublease of that Property actually takes place, including without limitation the receipt of all required Consents to Assignment or Consents to Sublease.

"Consent to Assignment" means all consents, waivers or amendments required from the Landlord or other third parties under the Relevant Lease to permit the assignment by Eaton or a relevant Eaton Subsidiary of the Relevant Lease to Axcelis or its applicable Subsidiary.

"Consent to Sublease" means all consents, waivers or amendments required from the Landlord or other third parties under the Relevant Lease to permit a sublease by Eaton or its relevant Subsidiary of the premises governed by the Relevant Lease to Axcelis or its relevant Subsidiary.

"Eaton's Lease" means, in relation to each Leased Property, the lease(s) or sublease(s) or license(s), including all amendments thereto, under which Eaton or its applicable Subsidiary holds such Property and any other supplemental document completed prior to the Actual Completion Date.

"Fee Properties" means those Properties identified in Section A of Schedule 1 of this Agreement.

"Landlord" means the landlord under each of Eaton's Leases, and its successors and assigns, and includes the holder of any other interest which is superior to the interest of the landlord under Eaton's Lease.

"Leased Properties" means those Properties identified in Section B of Schedule 1 of this Agreement.

"Property" means the Leased Properties, the Shared Property and the Fee Properties.

"Release" means a written, enforceable release of any continuing obligation or liability of Eaton or its Subsidiary under the relevant Lease, including without limitation, the release or return of any guarantee, surety or other security which Eaton or its Subsidiary may have previously provided to the Landlord.

"Relevant Leased Properties" means those of Eaton's Leased Properties with respect to which the Landlord's consent is required for assignment, license or sublease to a third party or which prohibit such assignments, licenses or subleases.

"Relevant Leases" means those of Eaton's Leases with respect to which the Landlord's consent is required for assignment, license or sublease to a third party or which prohibit such assignments, licenses or subleases.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its duly authorized officers or representatives on the date first above written.

                                    EATON CORPORATION

                                    By: /s/ ADRIAN T. DILLON
                                       -----------------------------------------

                                    Name: Adrian T. Dillon
                                         ---------------------------------------

                                    Title: Executive Vice President -- Chief
                                          --------------------------------------
                                           Financial and Planning Officer
                                          --------------------------------------

                                    By: /s/ KEN SEMELSBERGER
                                       -----------------------------------------

                                    Name: Ken Semelsberger
                                          --------------------------------------

                                    Title: Vice President -- Strategic Planning
                                          --------------------------------------

                                    AXCELIS TECHNOLOGIES, INC.

                                    By: /s/ BRIAN R. BACHMAN
                                       -----------------------------------------

                                    Name: Brian R. Bachman
                                         ---------------------------------------

                                    Title: Chief Executive Officer and Vice
                                          --------------------------------------
                                           Chairman of the Board
                                          --------------------------------------


                                    By: /s/ MARY G. PUMA
                                       -----------------------------------------

                                     Name: Mary G. Puma
                                          ------------------------------------

                                     Title: President, Chief Operating Officer
                                           -----------------------------------
                                            and Secretary
                                           -----------------------------------

[Schedules omitted. The registrant hereby agrees to furnish supplementally, upon request, a copy of any omitted schedule to this agreement.]



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